SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2003

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On May 19, 2003, MicroStrategy Incorporated (the “Company”) and its wholly-owned domestic subsidiaries (collectively, the “Borrowers”) entered into a $10 million secured credit facility with Bank of America, N.A. (the “New Facility”). The credit facility consists of a $10 million revolving line of credit subject to a borrowing base limitation based on accounts receivable. Loans under the facility will bear interest at a variable rate based on LIBOR plus a margin, or 1% over the Bank’s prime rate, at the Company’s selection. The facility includes a letter of credit sub-limit of $10 million, and is secured against substantially all of the assets of the Borrowers.

In connection with the New Facility, the Security Agreement, dated July 25, 2002, between the Company and Bank of America, N.A., under which letters of credit issued in favor of the Company are secured by restricted cash equal to the balance of the outstanding letters of credit of $5.6 million, will be terminated, and the $5.6 million of restricted cash currently securing the letters of credit will no longer be restricted.

The terms of the New Facility are more fully set forth in a Secured Credit Agreement and a Security Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSTRATEGY INCORPORATED (Registrant)

Date: May 19, 2003	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1

Secured Credit Agreement, dated May 19, 2003, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.

10.2

Security Agreement, dated May 19, 2003, by and between MicroStrategy Incorporated, MicroStrategy Services Corporation, MicroStrategy Management Corporation, MicroStrategy Administration Corporation and Strategy.com Incorporated; and Bank of America, N.A.